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                                                                    EXHIBIT 10.6



NEITHER THIS PROMISSORY NOTE NOR THE COMMON SHARES INTO WHICH IT IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THE COMPANY WILL NOT TRANSFER THIS PROMISSORY NOTE OR THE UNDERLYING COMMON SHARES UNLESS: (i) THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH PROMISSORY NOTE OR SUCH COMMON SHARES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS.


                                FITNESSAGE, INC.

                       CONVERTIBLE SECURED PROMISSORY NOTE

                                DECEMBER 6, 1999

        FOR VALUE RECEIVED, FitnessAge, Inc., a Nevada corporation ("Company"), promises to pay to the order of Natural Alternatives International, Inc., a Delaware corporation, or any subsequent holder of this Convertible Secured Promissory Note ("Note") hereinafter collectively referred to as the "Holder," payable at the Holder's offices at 1185 Linda Vista Drive, San Marcos, California 92069, or such other place as may be designated in writing by notice to the Company from the Holder, the principal sum of $350,000.00 receipt of which is acknowledged, with interest thereon during the period that any portion of the principal balance due under this Note remains unpaid and outstanding at the rate of Twelve Percent (12%) per annum, compounded monthly. The principal hereof, together with all accrued and unpaid interest, shall be paid in full on or before November 10, 2000.

1.  WAIVER

        The Company and any and each other person or entity liable for the payment or collection of this Note expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence in taking any action to collect amounts called for under this Note and in the handling of property at any time existing as security in connection with this Note, and shall be directly and primarily liable for the payment of all sums owing and to be owing on this Note, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for under this Note or in connection with



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any right, lien, interest or property at any and all times had or existing as security for any amount called for under this Note.

2.  COSTS OF COLLECTION

        The Company agrees to pay all reasonable costs, including reasonable attorneys' fees, incurred by the Holder in collecting or enforcing payment of this Note in accordance with its terms.

3.  NO SUBORDINATION

        (a) This Note shall, to the extent and in the manner hereinafter set forth be subject in all cases to the provisions of any subordination agreement between the holder(s) of other indebtedness of the Company and the Holder, and otherwise shall be of first priority and shall not at any time be subordinated or subject in right of payment to the prior payment of any other indebtedness of the Company, whether now existing or hereafter created, with the sole exception of the $1.6 million in loans due in December 1999.

        (b) No payment on account of principal, premium, if any, or interest on any other indebtedness of the Company shall be made if, at the time of such payment or immediately after giving effect thereto: (i) there shall exist a default in the payment of principal, premium, if any, or interest with respect to this Note, or (ii) there shall have occurred an event of default with respect to any other indebtedness, or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity of such other indebtedness, and such event of default shall not have been cured or waived or shall not have ceased to exist.

        (c) Upon: (i) any acceleration of the principal amount due on this Note; or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due upon this Note shall first be paid in full, or payment thereof provided for in money or money's worth, before any other creditor of the Company shall be entitled to retain any assets so paid or distributed in respect to such other debt (for principal, premium, if any, or interest); and upon any such dissolution or winding up or liquidation or reorganization or any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holder of any other indebtedness would be entitled, except for these provisions, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by such other creditor if received by it, directly to the Holder(s) of this Note or their representatives, to the extent necessary to pay this Note in full.



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4.  VOLUNTARY CONVERSION

        (a) The Holder shall have the right, at the Holder's option exercisable at any time to convert this Note into such number of fully paid and nonassessable shares of Common Stock (subject to adjustment as set forth below) as shall be obtained by dividing the principal amount outstanding hereunder, plus any accrued but unpaid interest, by the Conversion Price (as hereinafter defined). The Conversion Price shall be equal to the lesser of (i) $1.00 per share or (ii) $0.25 above the purchase price of a share of Common Stock sold by the Company in the aggregate amount of $500,000 provided such sale is on or before January 31, 2000, or if the event described in this section 4(a)(ii) does not occur then the Conversion Price shall be $0.75 per share.

        (b) The Conversion Price shall be adjusted from time to time as follows:

               (i) In case the Company shall hereafter (A) subdivide its outstanding shares of Common Stock into a greater number of shares; (B) combine its outstanding shares of Common Stock into a smaller number of shares; or (C) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so the Holder shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which it would have owned immediately following such action had this Note been converted immediately prior thereto. An adjustment made pursuant to this subsection (i) shall become retroactively effective as of immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (i), the Holder shall become entitled to receive shares of two or more classes or series of capital stock, the Board of Directors of the Company, in good faith (whose determination shall be conclusive and shall be described in a notice given to the Holder) shall determine for accounting purposes the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

               (ii) In case the Company shall hereafter issue options, rights or warrants to holders of its outstanding shares of Common Stock generally entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price on the record date mentioned below, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such options, rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such options, rights or warrants plus the number of shares which the aggregate offering price of



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        the total number of shares of Common Stock offered pursuant to such options, rights or warrants would purchase at such current Conversion Price per share of Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such options, rights or warrants, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such options, rights or warrants. Such adjustment shall become retroactively effective as of immediately after the record date for the determination of stockholders entitled to receive such options, rights or warrants.

               (iii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subsection (iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

               (iv) In the event that at any time as a result of an adjustment made pursuant to subsection (i) above, the Holder shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of this Note shall be subject to readjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provision with respect to Common Stock contained in this Note.

               (v) No adjustment in the Conversion Price need be made under subsection (ii), if the Company issues or distributes to the Holder the shares, rights, options, or warrants referred to in such subsection that the Holder would have been entitled to receive had the Note been converted prior to the happening of such event or the record date with respect thereto.

        (c) If at any time the Company shall be recapitalized by reclassifying its outstanding Common Stock into shares with a par value, if the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations, or if the Company or a successor corporation shall distribute Common Stock or other assets pursuant to, without limitation, any spin-off, split-off or other distribution of assets, the Holder shall thereafter have the right to receive upon the basis and on the terms and conditions specified in this Note in lieu of the Common Stock theretofore issuable upon the conversion of this Note, such shares, securities or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock theretofore issuable upon the conversion of this Note had such conversion taken place immediately prior to such recapitalization, consolidation, merger, conveyance or distribution.



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        (d) If at any time the Company shall dissolve, liquidate or wind up its affairs, the Holder may thereafter receive upon conversion hereof in lieu of each share of Common Stock that it would have been entitled to receive the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such dissolution, liquidation or winding up with respect to each share of Common Stock.

        (e) In the event (i) the Company shall issue any shares of Common Stock, options or rights to subscribe for shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, (ii) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash or any other distribution in respect to the Common Stock pursuant to, without limitation, any spin-off, split-off or distribution of the Company's assets, or (iii) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (iv) of any reclassification or other reorganization or recapitalization of the shares which the Company is authorized to issue, consolidation or merger of the Company with or into another corporation, or conveyance of all of substantially all of the assets of the Company; then, and in such event, the Company shall send to the Holder, at least 30 days prior thereto, a notice stating the date or expected date on which such event is to take place. Such notice shall specify the date or expected date if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation or merger, as the case may be.

        (f) The Company will at all times reserve and keep available out of its authorized shares, solely for issuance upon the conversion of this Note, such number of shares of Common Stock as from time to time shall be issuable upon the conversion of this Note.

        (g) In order to exercise the conversion privilege, the Holder shall deliver this Note to the Company accompanied by a written request for conversion executed by the Holder. Such conversion shall be deemed to have been effected immediately prior to the close of business on the day on which such conversion request and Note shall have been received by the Company, and at such time the rights of the Holder to receive principal and interest shall cease, and the Holder shall be treated for all purposes as the record holder of such Common Stock at such time. As promptly as practicable after the receipt of such conversion request and this Note, the Company shall cause to be issued and delivered to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon conversion of this Note. Such certificate or certificates shall bear such legends required, in the opinion of counsel for the Company, under applicable securities law.



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        (h) It is specifically agreed that this Note may be converted in part only by the Holder and upon such conversion in part, the Company will deliver to the Holder another Note in this form for the proportionate part of this Note not converted.

        (i) No fractional shares of Common Stock will be issued in connection with any conversion under this Note, but in lieu of such fractional shares, the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

        (j) The Holder and all holders of shares of Common Stock issued upon conversion of this Note ("Conversion Shares") are entitled to certain rights to registration of such Conversion Shares by the Company under an Investor Rights Agreement. Reference is made to the Investor Rights Agreement for a more complete statement of the registration rights of the Holder and the holders of Conversion Shares. Copies of the Investor Rights Agreement are on file at the office of the Company.

5.  OPTIONAL PREPAYMENT

        This Note is pre-payable at any time upon thirty (30) days written notice, in whole or in part, by the Company without penalty provided, however, that upon notice of prepayment by the Company, Natural Alternatives International, Inc. or Holder shall have 30 days after the receipt of notice herein, to exercise their conversion privileges as set forth herein, including under the heading "Voluntary Conversion." Prepayments shall be applied first to accrued but unpaid interest and then to principal.

6.  AMENDMENT

        This Note may not be amended in any respect except by a written agreement executed by the person to be charged with the amendment.

7.  SECURITY

        This Note is secured by all of the rights title and interest of the Company in Custom Nutrition, LLC, a Delaware limited liability company, including without limitation any interest of the Company as a Manager, Member or creditor of Custom Nutrition, LLC and the Company's allocable share of all gross revenue received by Custom Nutrition, LLC from Bally Total Fitness Holding Corporation or its affiliates as set forth in the Loan Agreement between the parties hereto, dated November 11, 1999, as amended December 6, 1999, and shall include the proceeds, products and accessories of any kind to any thereof, pursuant to and with the priorities referenced in the Security Agreement executed by the Company of even date herewith.



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8.  APPLICABLE LAW

        This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. It is the intention of the Company and Holder to conform strictly to the usury laws now in force in any the state whose laws may apply to this transaction. Accordingly, notwithstanding anything to the contrary in this Note or in any instrument securing the same, it is agreed that if a court of competent jurisdiction applies the laws of any state other than Delaware in construing this Note or the enforcement thereof, then in that event the aggregate of all charges that constitute interest under the laws of that state that are contracted for, chargeable or receivable under this Note or any other such instrument shall under no circumstances exceed the maximum amount of interest permitted by laws of that state, and any excess, whether occasioned by acceleration of maturity of this Note or otherwise, shall be deemed a mistake in calculation and canceled automatically and, if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note, at the election of the Holder.

DATED: December 6, 1999                 FitnessAge, Inc.,
                                        a Nevada corporation


                                        By:  /s/ Michael L. Jeub
                                           -------------------------------------
                                            Michael L. Jeub, President


                                        By:  /s/ David G. Forster
                                           -------------------------------------
                                            David G. Forster, Chief Financial
                                            Officer



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